Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer	Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 953-7000	(770) 953-7522
investor.relations@bluelinxco.com

FOR IMMEDIATE RELEASE

BlueLinx Completes Three Property Sales
Sales Generate Approximately $18.4 Million in Debt Reduction
- 2017 July Mortgage Obligation to be Fully Satisfied -

ATLANTA - March 23, 2017 - BlueLinx Holdings Inc. (NYSE:BXC), announced that it has completed the sale of its non-operating facility in Allentown, Pennsylvania. The Company has also sold its Fort Worth, Texas and Miami, Florida distribution facilities while simultaneously entering into leases with the new owners of the two respective facilities. BlueLinx intends to continue to use both facilities to serve its customers in the Dallas-Fort Worth and South Florida areas and surrounding markets. With these property sales and all others incurred since April 2016, BlueLinx will fully satisfy its July 2017 CMBS mortgage payment obligation of $60 million three months ahead of schedule.

“Less than a year ago we announced our initiative to reduce the Company’s financial leverage and are delighted to share that we continue to successfully execute on our strategy to deleverage BlueLinx. We are exploring additional sale and leaseback transactions, alternative refinancing options as well as other real estate optimization strategies to continue to improve the Company’s leverage and financial strength,” said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “We are thrilled with the property sales we completed in the first quarter of 2017, enabling us to satisfy our July 2017 mortgage obligation ahead of schedule. The substantial remaining real estate portfolio value, which is well above our outstanding mortgage, should enable us to continue to deleverage our balance sheet, while providing us with potential future opportunities to extract that value for the benefit of our growth strategies.”

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building and industrial products in the United States. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its broad network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.